EXHIBIT 23.1(B)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Imatron Inc. 1998 Amended and Restated Non-Employee Directors' Stock Option Plan of our report dated February 14, 1997, except for
Note 17, as to which the date is April 10, 1998, with respect to the consolidated financial statements of Imatron Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                            /s/ ERNST & YOUNG LLP
                                            ---------------------
                                                Ernst & Young LLP

San Francisco, California
January 3, 2000